EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Infinity, Inc. on Form S-3 of our report dated May 8, 2001, except for Note 16, as to which the date is June 14, 2001, relating to the consolidated financial statements of Infinity, Inc. and Subsidiaries as of March 31, 2001, and for the years ended March 31, 2001 and 2000, appearing in the Company's Annual Report on Form 10-KSB and to the reference to our firm under the caption "Experts."



/s/ Sartain Fischbein & Co.
Sartain Fischbein & Co.
Tulsa, Oklahoma


September 11, 2001